                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                  EMPIRE RESORTS, INC. ANNOUNCES GRAND OPENING
                    OF MIGHTY M GAMING AT MONTICELLO RACEWAY
                (PHASE I OF COMPANY'S DEVELOPMENT PLAN COMPLETED)

MONTICELLO,  NY - Empire  Resorts,  Inc. today announced the opening of Mighty M
Gaming at Monticello  Raceway,  a historic  racetrack  located  approximately 90 miles  northwest of New York City. The new facility  features 1,743 video gaming machines and amenities such as a 350 seat buffet and live nightly entertainment.

Empire Resorts' chief executive officer Robert Berman stated, "The Mighty M is a stunning $27 million dollar  transformation  of Monticello  Raceway and, judging from the crowds who were  waiting for us to open our doors this  morning,  we're already a big hit." The Mighty M offers many of the games  players  have come to enjoy  from  their  trips to  Atlantic  City and  Connecticut.  The  renovations included new parking  areas for 2000 cars and up to ten buses,  a large  central bar and an additional clubhouse bar, an entertainment lounge with seating for 75 and a food court with three outlets as well as the 350 seat buffet.

The Mighty M is Phase I of the Company's  development plan for the approximately
230 acres of land at the Raceway site. In partnership  with the Cayuga Nation of
New York,  Empire's Phase II plans include the  construction  and operation of a
$500 million resort on adjacent  land,  designed to include 3,000 slot machines,
200 table games,  six  restaurants,  retail shops,  and a 600-person show lounge when it  opens.  Construction  is  scheduled  to begin  immediately  upon  final approval by the Bureau of Indian Affairs.  The Nation's application is currently in the final stages of review by the BIA. On June 10, 2004,  Governor Pataki and the Cayuga Nation of New York signed an agreement  that contains key  provisions that advance the development of the proposed resort.

"Now that Phase I has been successfully  completed, we will be even more focused on our efforts to finalize the  approvals  for the Cayuga  Catskill  Resort" Mr.
Berman concluded.

ABOUT EMPIRE RESORTS, INC.

Empire  Resorts,  Inc.  is  involved  in the  development  of  legal  gaming  at
Monticello  Raceway  which is  located  90 miles  north of New York  City and is within  convenient  driving  distance of an  estimated  23 million  people.  The
Company  opened  Mighty M Gaming at  Monticello  Raceway on June 30, 2004 -- see
www.mightymgaming.net for more information.  In addition to the Mighty M, Empire
Resorts' partner, the Cayuga Nation of New York, has submitted an application to the United States Department of the Interior, Bureau of Indian Affairs (BIA) for
the transfer of  approximately  30 acres of land  adjacent to the Raceway to the
United  States  Government to be held in trust for the Cayuga Nation of New York for purposes of building a $500 million "Class III" Native  American  casino and resort.  The Nation's  application is currently in the final stages of review by the BIA. On June 10, 2004,  Governor  George E. Pataki and the Cayuga  Nation of
New York signed an  agreement  that  contains  key  provisions  that advance the proposed  development of the Cayuga Catskill Resort.  For more information visit
www.empireresorts.com

Statements in this press release  regarding the Company's  business that are not historical  facts  are  "forward-looking  statements"  that  involve  risks  and uncertainties,  including  the  need for  regulatory  approvals,  financing  and successful completion of construction. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation  Reform Act of 1994, and as
such,  speak only as of the date made.  To the extent the  content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including (i) the risk that various  approvals  necessary for the projects  described  herein and required to be obtained  from the United  States
Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission,  the
Governor of the State of New York and  various  other  federal,  State and local governmental  entities are not received,  (ii) the risk that financing necessary for the proposed  programs or projects may not be able to be obtained because of credit factors,  market conditions or other  contingencies,  (iii) the risk that the Cayuga Nation may exercise  certain broad rights with regard to  termination of its agreements  with the Company (iv) the risk of  non-compliance  by various counterparties  of the related  agreements,  and (v) general risks affecting the
Company as described from time to time in it's reports filed with the Securities and Exchange Commission.  For a full discussion of such risks and uncertainties, which  could  cause  actual  results  to  differ  from  those  contained  in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or
Form 10-K for the most recently ended fiscal year.

CONTACT: Charles Degliomini
         845-794-4100 x 470 -o-
         516-263-6600 - cell
         cdegliomini@empireresorts.com

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